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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of LECG Corporation on Form S-8, of our report on the consolidated financial statements of LECG Holding Company, LLC and subsidiary dated March 31, 2003 (November 12, 2003 as to effects of the 1 for 1.6 ratio discussed in the last paragraph of Note 1), which report expresses an unqualified opinion and contains an explanatory paragraph related to the adoption of a new accounting standard, appearing in Amendment No. 6 to Registration Statement No. 333-108189 on Form S-1.

/s/ Deloitte & Touche LLP

San Francisco, California
December 2, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT